UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2011

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2011 to change the date on the signature page to February 28, 2011.

ITEM 5.02(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Named Executive Officer Compensation

On February 22, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) approved various elements of compensation with respect to T. Michael Miller, President and Chief Executive Officer, Paul H. McDonough, Senior Vice President and Chief Financial Officer, Paul F. Romano, Executive Vice President-Specialty Lines, Dennis A. Crosby, Executive Vice President-Specialty Lines, and Bradford W. Rich, Senior Vice President and General Counsel, the executive officers of the Company to be named in the Company’s 2011 Proxy Statement (“named executive officers”).  The Committee approved (i) annual bonuses pursuant to the Management Incentive Plan (“MIP”), (ii) discretionary bonuses, (iii) payments under the 2011 retention awards and various long-term incentive plans, and (iv) awards under the 2011-2013 performance cycle of the Company’s Long-Term Incentive Plan, all as described in more detail below.  For a description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 23, 2010 as filed with the Securities and Exchange Commission (the “2010 Proxy Statement”) as well as this Form 8-K and the exhibits attached hereto.

Annual Base Salary

Annual base salaries for the named executive officers for 2011 are unchanged from 2010.  The annual base salary of each of Messrs. Miller, McDonough, Romano, Crosby and Rich is $500,000, $375,000, $350,000, $400,000 and $375,000, respectively.

Annual Bonus Program

The Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2010 MIP is described in more detail in the 2010 Proxy Statement and is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and filed with the Securities and Exchange Commission on February 28, 2011 (the “2010 10-K”). The 2010 annual bonuses approved for the named executive officers are as follows: Mr. Miller - $281,300; Mr. McDonough - $131,300; Mr. Romano - $175,000; Mr. Crosby - $200,000; and Mr. Rich - $131,300.

The 2011 MIP targets remain unchanged from 2010.  The 2011 MIP target for each named executive officer remains at 50% of annual base salary except for Mr. Miller, whose 2011 MIP target is 75% of annual base salary.  The 2011 MIP is similar to the

2010 MIP described in the 2010 Proxy Statement and filed as an exhibit to the 2010 10-K.

Discretionary Bonuses

The Committee approved discretionary bonuses to Messrs. Miller, McDonough, Romano and Rich of $1,000,000, $200,000, $150,000 and $200,000, respectively, in recognition of their contribution to the transformation of the Company to a specialty lines company, including the completion of the sale of the Company’s Personal Lines business.

Long-Term Incentive Awards

2008-2010 Performance Cycle Award Payouts. The Committee approved performance at 68.5% of target for the 2008-2010 performance share awards resulting in the following payments to the applicable named executive officers:  Mr. Miller - $2,270,643; Mr. McDonough - $363,298; and each of Messrs. Romano and Rich - $317,893. Mr. Crosby did not have a 2008-2010 performance award.

Retention Awards.  Based on performance under the 2008-2010 performance share plan, the Committee reduced the amount of payments under the retention awards that vested in February 2011 by the payment each named executive officer received with respect to the 2008-2010 performance shares.  The Committee approved payments under each retention award that vested in February 2011 as follows:  Mr. Miller - $729,357 against an initial retention award of $3,000,000; Mr. McDonough - $386,702 against an initial retention award of $750,000; Mr. Romano - $282,107 against an initial retention award of $600,000; and Mr. Rich- $182,107 against an initial award of $500,000.

Restricted Stock Units.  At the same meeting, the Committee certified that, based upon performance, 14,933 and 3,967 restricted stock units were earned by Messrs. Miller and McDonough, resulting in $325,323 and $86,414, respectively, being mandatorily deferred into the OneBeacon Stock Fund in the Company’s Deferred Compensation Plan.

2011-2013 Performance Cycle Grants. At the same meeting, the named executive officers were granted target performance share and performance unit awards for the 2011-2013 performance cycle as follows: Mr. Miller - 108,748 shares and 22,500 units; Mr. McDonough - 20,541 shares and 4,250 units; Messrs. Romano and Crosby - 10,875 shares and 5,250 units; and Mr. Rich - 9,425 shares and 4,550 units. Performance against the target governing the performance shares and units will be confirmed by the Committee following the end of 2013 and the number of performance shares and units actually awarded at that time can range from 0% to 200% of the target number granted.  The target performance goal for the performance share plan has been set at 11% per year growth in book value per share, adjusted for dividends.  The target performance goal for the performance unit plan has been set at a 94% average adjusted economic combined ratio.  The average adjusted economic combined ratio is the GAAP combined ratio adjusted to include sources of non-underwriting income or expense that are not included in the GAAP combined ratio but relate to operating performance of the Company, including but not limited to management or other fees and gains/losses from the sale of any business or entity. Each unit has a value of $100.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1                                    Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2011-2013 Performance Share Grant

Exhibit 10.2                                    Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2011-2013 Performance Unit Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date:	February 28, 2011
		By:	/S/ Jane E. Freedman
Jane E. Freedman, Secretary and Associate General Counsel